SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 2, 1997



                                    RTI INC.
             (Exact name of registrant as specified in its charter)




          New York                        0-5887                  11-2163152
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission)             (IRS Employer
     of Incorporation)                 File Number)          Identification No.)




                108 Lake Denmark Road, Rockaway, New Jersey 07866
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (203) 656-1004

          (Former name or former address, if changed since last report)

ITEM 9.   SALE OF EQUITY SECURITIES PURSUANT TO REGULATION S.
          ---------------------------------------------------

     On April 2, 1997 and pursuant to the terms of a Stock Purchase Agreement, signed on March 29, 1997, between RTI Inc. (the "Company") and Mr. Luc Herroelen of Brussels, Belgium (the "Purchaser"), the Company issued and sold, and the Purchaser purchased, 145,000 shares (the "Shares") of the Company's common stock, par value $.08 per share, for $2.90 per share (or $420,500 in the aggregate).

     No underwriter, broker-dealer or investment banker was involved in the transaction.

     The Shares were offered for sale, and were sold, without registration thereof under the Securities Act of 1933 (the "1933 Act"), pursuant to the exemption from registration provided by Regulation S under the 1933 Act, in an offshore transaction and without any directed selling efforts to a purchaser who the Company reasonably believes is not a U.S. person (as each of such terms are defined in Regulation S).

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

(c)       EXHIBITS  -

     1. Stock Purchase Agreement, dated March 29, 1997, between RTI Inc. and Luc Herroelen.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   RTI INC.


                                              By:  /s/ THEO W. MULLER
                                                 --------------------
                                                       Theo W. Muller
                                                       Chairman and Chief
                                                       Executive Officer
Date:  April 8, 1997


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